                                                                    Exhibit 23.1

                          INDEPENDENT AUDITORS' CONSENT
                          -----------------------------

     We consent to the incorporation by reference in this Post-Effective Amendment No. 1 to Registration Statements on Forms S-8 (File Nos. 033-38384, 033-56042, 333-57163, 333-00333, 333-21815, 333-47369, 333-68969, 333-82935,
333-38616, and 333-53180) of our reports dated July 26, 2001 (August 4, 2001 as to Note N) and September 17, 2001 appearing in the Annual Report on Form 10-K of Symmetricom, Inc. for the year ended June 30, 2001.


                                                 /s/ Deloitte & Touche LLP
                                                 -------------------------
                                                     Deloitte & Touche LLP


San Jose, California
February 11, 2002